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                                                                 EXHIBIT 10.16

                                       FORM OF
                       RESTRICTED SHARES SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT (this "Agreement") is made as of June 17, 1997, by and between Falcon Building Products, Inc., a Delaware corporation ( the "Company") and ____ (the "Employee").

                                       RECITALS


     A. Pursuant to the Falcon Building Products, Inc. 1994 Stock Option and Restricted Share Plan and one or more Restricted Share Agreements issued to Employee thereunder (collectively, the "Restricted Shares Documents"), the Company has issued Employee ______ shares of the Company's Common Stock par value $.01 per share of which _______ shares have previously vested and been delivered to Employee and ______ shares have not vested and are currently subject to restrictions (such unvested shares are hereinafter referred to as the "Restricted Shares");

     B. The Company has entered into an Agreement and Plan of Merger pursuant to which the Company will merge with another corporation and and in fifty (50) percent or more of the voting stock of the surviving corporation will be held by persons other than former stockholders of the corporation (the "Merger"), and pursuant to which the fair market value of the Common Stock has been determined to be $17.75 per share;

     C. Pursuant to the terms of the Restricted Shares Documents, the Restricted Shares will vest on the closing date of the Merger; and

     D. The Company desires to cancel all of the Employee's rights under the Restricted Shares Documents in exchange for payment equal to the fair market value of the Restricted Shares on the date hereof.

                                      AGREEMENT


     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Company and Employee agree as follows:

     1. PAYMENT TO EMPLOYEE. The Company shall pay Employee __________ by check.


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     2.   CANCELLATION OF RIGHTS UNDER THE RESTRICTED SHARES DOCUMENTS.  All
rights of the Employee under the Restricted Shares Documents are hereby terminated.

     3.   REPRESENTATION AND WARRANTIES.

          3.1  Employee represents, warrants and covenants to the Company that:

               (1) Employee has not assigned, pledged, transferred or otherwise disposed of the rights granted pursuant to the Restricted Shares Documents, or any interest therein, to any other person;

               (2) Employee has the full right and power to execute, deliver, exercise, and perform his obligation under this Agreement, and upon the execution and delivery hereof, this Agreement will constitute a legal, valid and binding agreement of Employee, enforceable against him in accordance with its terms.

          3.2 The Company represents and warrants to Employee that the Company has the full right and power to execute, deliver and perform its obligations pursuant to this Agreement; and upon execution and delivery hereof, this Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its term.

     4. WITHHOLDING. If the Company determines, in its reasonable discretion that it is obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the transaction contemplated by this Agreement including, without limitation, any federal, state or income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then the Company may withhold such amount from the amount paid pursuant to Section 1, hereof, or Employee shall promptly pay such amount to the Company in cash or by cashier's check payable to the Company.

     5.   MISCELLANEOUS.

          5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and obligations of the parties hereto shall survive the termination of the Restricted Shares Documents and payment for the Restricted Shares hereunder.

          5.2 BINDING UPON SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

          5.3 COUNTERPARTS. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute but one document. A photocopy of this Agreement may be used in lieu of an original in any action or proceeding brought to enforce or construe this Agreement.


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          5.4  FURTHER ASSURANCES.  The parties shall take such acts and execute such other documents as the other party may reasonably request to fulfill the purposes of this Agreement.

     IN WITNESS WHEREOF, Employee has executed this Agreement, and the Company has caused this agreement to be executed by its duly authorized representative; all as of the date first above written.


EMPLOYEE:                                    COMPANY:

                                             Falcon Building Products, Inc.,
                                             a Delaware Corporation


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             RESTRICTED SHARE SETTLEMENT AGREEMENTS RECEIVED
             -----------------------------------------------



------------------------------------------------------------------
Holder                            Number of              Payment
                                  Shares                  Amount
------------------------------------------------------------------
WILLIAM E. ALLEN                  8,250               $146,437.50
------------------------------------------------------------------
GUS J. ATHAS                      2,225                 39,493.75
------------------------------------------------------------------
SAM A. COTTONE                    2,225                 39,493.75
------------------------------------------------------------------
PAUL G. FISCHER                   8,250                146,437.50
------------------------------------------------------------------
WILLIAM K. HALL                   3,325                 59,018.75
------------------------------------------------------------------
LAWRENCE B. LEE                   8,750                155,312.50
------------------------------------------------------------------